EXHIBIT 10.4

                                   AGREEMENT
                                   ---------


          THIS AGREEMENT ("Agreement") is entered into as of the 20th day of June, 1996, by and between AUTOMATED DISPATCH SYSTEMS, INC., a Florida corporation ("ADS") and HEALTH TRANS OF SOUTH FLORIDA, INC., a Florida corporation ("HTSF").

          WHEREAS, HTSF is in the business of providing medical transportation services; and

          WHEREAS, HTSF wishes to hire ADS for the purpose of fulfilling certain obligations of HTSF in providing such medical transportation services;

          NOW, THEREFORE, in consideration of mutual covenants and promises contained therein the parties agree as follows:

          1.   PROVIDING SERVICES.  ADS agrees to provide in a businesslike
               ------------------
manner to HTSF, those services set forth in items #12 through #16 of Exhibit A of the Consulting Agreement attached hereto as Exhibit 1, as it may be modified from time to time so long as such modifications do not materially increase the obligations of ADS. In addition to those obligations set forth in Exhibit A to
Exhibit 1, in the event HTSF charges its customers on a "capitated" fee basis, ADS shall provide those additional services necessary to allow HTSF to provide, bill and collect on a capitated fee basis.

          2.   COMPENSATION.  (a)  HTSF shall pay ADS for the services it is
               ------------
providing under this Agreement the sum of $115.00 per week per van, subject to a minimum weekly payment of $500.00, during the term of this Agreement; provided, however, that as to new initial contracts entered into by HTSF after the fifth anniversary of this Agreement, HTSF shall pay ADS a minimum of $115.00 per week per van as well as a proportionate increase in such amount to the extent that HTSF receives more than $1400.00 per week per van (for example, if HTSF receives $1400.00 per week per van, (for example, if HTSF receives $1400 per week per van ADS receives $115; if HTSF receives $1600 per week per van, ADS receives $115; if HTSF receives $1600 per week per van, ADS receives approximately $131). Notwithstanding the foregoing, if HTSF receives an increase over its initial contract rate in the per van per week charge it charges its customers, HTSF shall provide written notice to ADS of such increase, and increase the fee paid to ADS hereunder by an amount equal to the percentage increase in the amount it receives from said customer.

          (b) In the event HTSF charges its customer on a capitated fee basis, HTSF shall (i) consult with ADS before determining the amount it charges to such customer, and (ii) in lieu of the compensation amount set forth in paragraph (a) of this Section 2, pay to ADS nine percent (9%) of such capitated fee.

          (c) The fees payable to ADS as set forth in paragraphs (a) and (b) of this Section 2 shall be paid weekly within seven (7) days f rom the end of each week in which such service was rendered.

          (d) Notwithstanding any provisions in this Agreement to the contrary, if (i) HTSF becomes wholly owned by Health Trans, Inc., or (ii) eighty percent (80%) or more of the stock of HTSF is sold to a person or persons who were not previously shareholders or affiliates of HTSF, or (iii) HTSF becomes part of a public company operating medical transportation services nationally (in any of these three cases, the owning entity is the "National"), for which or whom ADS also provides services, ADS Is rate of compensation hereunder for services related to all initial contracts entered into by HTSF after it becomes owned by or part of the National shall be equal to the rate of compensation paid to ADS for such contracts by the National.

          3.   TERM.  This Agreement shall commence on July 1, 1996 and shall
               ----
continue until December 31, 2025. If during the term either party wishes or purports to terminate this Agreement as a result of a breach of this Agreement of any sort by the other party, such first party shall first give the second party written notice setting forth the alleged breach. After receipt of such written notice, the second party shall have thirty (30) days to cure such alleged breach. No such termination of this Agreement shall take place unless the second party fails to cure such breach within such period.

          4.   PERSONNEL.  ADS shall supply sufficient personnel with adequate
               ---------
training and skill to perform all tasks required by this Agreement and any applicable Federal, State or local law, rule or regulation.

          5.   EQUIPMENT.  ADS shall provide, as it has historically, radios in
               ---------
the vans, radio airtime, all necessary dispatch center and computer hardware, and all necessary software and shall be responsible for all related variable telephone utilization costs.

          6.   EXCLUSIVITY.  (a)  HTSF is now and shall be ADS's exclusive
               -----------
customer in Dade and Broward Counties, Florida (the "Territory") for any routing, scheduling, call-taking and consulting services (the "Core Services") related to non-emergency non-governmental medical transportation (the "Business") ; provided that ADS may provide Core Services related to the Business to entities other than HTSF in the Territory ("ADS Customers") if (i) such Core Services are for ADS Customers whose non-emergency medical transportation business is solely and exclusively the transportation of persons who require a stretcher for transportation, or (ii) ADS has itself obtained the Business from medical service providers (e.g., HMOs, PPOs, PHOs, hospitals, etc.) or medical service payors (e.g., TPAs, insurance companies) and HTSF
                                                                  ---
declines its Right of First Refusal described in paragraph (b) of this Section.

          (b) HTSF recognizes that ADS sometimes acts as a general contractor for medical service payors, and that under such contractual arrangements (the

"Contracts") ADS customarily provides certain services, such as dispatch, directly and sub-contracts for the provision of certain other services, such as medical transportation. ADS hereby grants to HTSF an exclusive right of first refusal, subject to the terms and conditions set forth in this paragraph, to serve as the sole provider of non-emergency medical transportation services (the "Transportation Services") under any such Contract within the Territory (the "Right of First Refusal"). Prior to the execution by ADS of any Contract (or otherwise becoming legally bound and entitled if such Contract is an oral contract) or upon receipt of such a Contract, ADS shall give HTSF written notice of its consequent Right of First Refusal to provide Transportation Services, which written notice shall be accompanied by the financial terms pursuant to which ADS proposes that HTSF provide such Transportation Services (the "Offer"). HTSF shall have 15 days to accept or reject each Offer. If HTSF rejects an Offer, ADS may contract with any other person or entity for the Transportation Services under such Contract; provided, however, that ADS may not so contract with any such person or entity for such Transportation Services on financial terms that are more favorable than those contained in the Offer to HTSF without first making a subsequent Offer ("Subsequent Offer") to HTSF containing those more favorable terms. HTSF shall have five business days to respond to the Subsequent offer.

          (c) For purposes of this Section 6, (i) "non-governmental medical transportation" shall mean any transportation service in which a state, federal or local governmental agency is not the contracting party for the transportation
                                ---
and/or brokerage services; and (ii) "non-emergency medical transportation" shall mean the transportation of persons requiring medical care or persons being transported at the request of a medical facility or medical provider or medical payor other than by ambulance, airplane, helicopter or watercraft.

          7.   JURISDICTION; VENUE; GOVERNING LAW.
               ----------------------------------

          A. Each party hereby irrevocably submits, in any suit, action or proceeding against it arising out of or in connection with this Agreement, to the jurisdiction of the United States District Court for the Southern District of Florida and the jurisdiction of any court of the State of Florida located in Dade County, and waives any and all objection to such jurisdiction.

          B. Each party also agrees that in the event of any suit, action or proceeding against it arising out of or in connection with this Agreement, the proper venue for an action shall be in a United States or a Florida court sitting in Dade County, Florida.

          C. This Agreement shall be governed by and construed and enforced in accordance with the laws of Delaware without regard to conflicts of laws provisions.

          8.  NOTICES.
              -------

          A. Any notice required by this Agreement shall be effective and deemed delivered three (3) business days after posting with the United States Postal Service when mailed by certified mail, return receipt requested, properly addressed and with the correct postage; or one (1) business day after pickup by the courier service when sent by overnight courier, properly addressed and prepaid; or one (1) business day after the date of the sender's electronic confirmation of receipt when sent by facsimile transmission. Notices shall be sent to the addresses or FAX numbers set forth below, unless either party notifies the other in writing of an address or FAX number change.

          To HTSF:               Health Trans of South Florida, Inc.
                                 ATTN:  Martin Zilber, President
                                 1995 N.E. 142 Street
                                 Miami, FL 33181
                                 Facsimile No. (305) 354-4958

          To ADS:                Automated Dispatch Systems, Inc.
                                 ATTN: John Shermyen
                                 8175 N.W. 12th Street
                                 Suite 417
                                 Miami, Florida 33126
                                 Facsimile No. (___) ____-____

Any party may change the address or facsimile number to which notices under this Agreement are to be sent to it by giving written notice of a change of address in the manner provided in this Agreement for giving notice.

          9.   HEADINGS.  The descriptive headings contained in this Agreement
               --------
are for convenient reference only, and shall not in any way affect the meaning or interpretation of this Agreement.

          10.  SEVERABILITY.  Each provision hereof is severable from this
               ------------
Agreement and, if one or more provisions hereof are declared invalid, such provision(s) shall be deemed not to have been written, and the remaining provisions shall nevertheless remain in full force and effect. If any provision of this Agreement is so broad, in scope or duration or otherwise, as to be unenforceable, such provision shall be interpreted to be only so broad as is en forceable.

          11.  BINDING EFFECT AND ASSIGNMENT.  This Agreement shall be binding
               -----------------------------
upon and inure to the benefit of the parties and their respective successors and assigns, but this Agreement may not be assigned by either Party without the prior written consent of the other party.

          12.  CONFIDENTIALITY.  No party shall disclose or use in competition
               ---------------
the contents of this Agreement, nor any confidential or proprietary information or trade secrets communicated to it by the other party, whether before or during the performance of this Agreement, or of which it otherwise becomes aware, without obtaining the prior written consent of the other party. All such information shall be deemed confidential or proprietary unless otherwise designated and agreed by the parties.

          13.  ENTIRE AGREEMENT.  This Agreement contains the entire agreement
               ----------------
of the Parties with respect to this transaction and supersedes all prior understandings and agreements of the parties with respect to the subject matter of this Agreement. This Agreement may be amended only by a writing specifically referring to this Agreement and executed by the parties. The undersigned represent that they have the authority to sign this Agreement.

          14.  CONSTRUCTION.  This Agreement has been prepared jointly by, and
               ------------
is the product of extensive negotiations between, the parties hereto, and, accordingly, shall not be interpreted more strictly against any one party.

          15.  WAIVER OF JURY TRIAL.  EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY
               --------------------
AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR ALL PARTIES ENTERING INTO THIS AGREEMENT.

          16.  COUNTERPARTS.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          17.  NON-WAIVER.  Any delay in or to failure to enforce at any time
               ----------
any provision of this Agreement, or to require at any time performance by the other party of any of the provisions hereof, shall in no way be construed to be a waiver of such provisions or to affect the validity of this Agreement, or any part thereof, or the right of either party thereafter to enforce each and every such provision in accordance with the terms of this Agreement. No waiver of any provision of this Agreement shall be effective unless in writing and signed by the party against whom such waiver is to be enforced.

          18.  SUCCESSORS AND ASSIGNS.  This Agreement shall be binding upon and
               ----------------------
for the benefit of the parties hereto and their successors and assigns.

          19.  GUARANTEE AND RIGHT OF FIRST REFUSAL BY RADIOSOFT.  ADS, as of
               -------------------------------------------------
the date hereof, is a wholly owned subsidiary of RadioSoft, Inc., a Delaware corporation. In the event, for any reason whatsoever, ADS is unable or unwilling to perform its obligations set forth herein, RadioSoft agrees it shall perform, or cause to be performed, the obligations of ADS set forth herein for the compensation to be paid to ADS as provided in section 2. If at any time or from time to time RadioSoft proposes or purports to assign, sell, pledge or otherwise transfer or encumber any of its ownership interest in ADS, or consents to the sale by ADS of all or substantially all of its assets, to a third party (a "Transfer"), HTSF shall have a right of first refusal to purchase such interest under the terms set forth in this paragraph. Not less than 45 days prior to any proposed Transfer, RadioSoft shall give HTSF notice of the terms and conditions of the proposed Transfer (the "Offer") and the name and address of the proposed transferee. HTSF may, within 30 days after receipt of such notice, give notice of its intent to exercise its right to enter into the transaction set forth in the Offer in place of the proposed transferee. If HTSF fails to accept such Offer, RadioSoft may thereafter transfer or encumber its interest in ADS on the terms and conditions set forth in the Offer. Subject to the terms of the right of first refusal contained in this paragraph, upon the sale by RadioSoft of all of the issued and outstanding stock (or all of its ownership interest if not expressed in shares of stock) of ADS, RadioSoft may delegate to the purchaser of such stock its guarantee obligation hereunder, so long as HTSF consents to such delegation, which consent may not unreasonably be withheld if such purchaser's net worth determined under generally accepted accounting principles (GAAP) is at least one million dollars ($1,000,000) at the time of such delegation.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                              HEALTH TRANS OF SOUTH FLORIDA, INC.


                              By:
                                 -------------------------------------

                              AUTOMATED DISPATCH SYSTEMS, INC.


                              By:
                                 -------------------------------------

                              RADIOSOFT, INC.


                              By:
                                 -------------------------------------

                                   EXHIBIT I

                              CONSULTING AGREEMENT


          THIS AGREEMENT (the "Agreement") is made as of ____________, 1996, by and between HEALTH TRANS OF KENTUCKY, L.L.C., a Delaware limited liability company ("HTNH"), and HEALTH TRANS, INC., a Delaware corporation ("Consultant").

          WHEREAS, Consultant has experience and knowledge in medical transportation services and the systems and personnel software necessary to provide routing and scheduling of patients for transportation to and from medical facilities, and provides certain consulting and management services based on such experience and knowledge; and

          WHEREAS, HTNH is in the business of providing medical transportation services to the medical community within 20 miles of _____________, Kentucky (the "Territory"); and

          WHEREAS, HTNH wishes to hire Consultant to provide such consulting and management services.

          NOW, therefore, in consideration of mutual covenants and promises contained herein, the parties agree as follows:

          1.   RECITALS.
               --------

               The above recitals are true.

          2.   DUTIES.
               ------

          HTNH hereby engages Consultant to provide those consulting and management services set forth on Exhibit A to HTNH as necessary to assist it in providing dispatch services to its customers.

          3.  COMPENSATION.
              -------------

          Throughout the term of this Agreement, HTNH shall pay to Consultant, as weekly compensation for its services under this Agreement, an amount equal to the product of (a) Two Hundred Dollars ($200.00) and (b) the number of vehicles owned or leased by HTNH and used during said week to provide medical transportation services (such number to be equal to the aggregate number of such vehicles under HTNH's contracts with its clients). In addition, HTNH shall pay or reimburse Consultant weekly for all out-of-pocket expenses incurred by Consultant in providing the services set forth in Exhibit A, such as travel and lodging, long distance telephone calls, etc.

          4.   PAYMENT.
               -------

          HTNH shall pay to Consultant the sums set forth in paragraph 3 on or before the Wednesday following the week to which such payment relates or in which such reimbursable expense was incurred.

          5.   TERM.  This Agreement shall commence on March 1, 1996 and shall
               ----
continue until December 31, 2020.

          6.   JURISDICTION; VENUE; GOVERNING LAW.
               ----------------------------------

          a. Each party hereby irrevocably submits, in any suit, action or proceeding against it arising out of or in connection with this Agreement, to the jurisdiction of the United States District Court for the Southern District of Florida and the jurisdiction of any court of the State of Florida located in Dade County, and waives any and all objection to such jurisdiction.

          b. Each party also agrees that in the event of any suit, action or proceeding against it arising out of or in connection with this Agreement, the proper venue for an action shall be in a United States or a Florida court sitting in Dade County, Florida.

          c. This Agreement shall be governed by and construed and enforced in accordance with the laws of Delaware without regard to conflicts of laws provisions.

          7.   NOTICES.
               -------

          a. Any notice required by this Agreement shall be effective and deemed delivered three (3) business days after posting with the United States Postal Service when mailed by certified mail, return receipt requested, properly addressed and with the correct postage; or one (1) business day after pickup by the courier service when sent by overnight courier, properly addressed and prepaid; or one (1) business day after the date of the sender's electronic confirmation of receipt when sent by facsimile transmission. Notices shall be sent to the addresses or FAX numbers set forth below, unless either party notifies the other in writing of an address or FAX number change.

          To Consultant: Health Trans, Inc.
                         ATTN: Martin Zilber, President
                         1995 N.E. 142 Street
                         Miami, FL 33181
                         Facsimile No. (305) 354-4958

          To HTNH:       Health Trans of Kentucky, L.L.C.


          Any party may change the address or facsimile number to which notices under this Agreement are to be sent to it by giving written notice of a change of address in the manner provided in this Agreement for giving notice.

          8.  HEADINGS.  The descriptive headings contained in this Agreement
              --------
are for convenient reference only, and shall not in any way affect the meaning or interpretation of this Agreement.

          9.   SEVERABILITY.  Each provision hereof is severable from this
               ------------
Agreement and, if one or more provisions hereof are declared invalid, such provisions shall be deemed not to have been written, and the remaining provisions shall nevertheless remain in full force and effect. If any provision of this Agreement is so broad, in scope or duration or otherwise, as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

          10.. BINDING EFFECT AND ASSIGNMENT.  This Agreement shall be binding
               -----------------------------
upon and inure to the benefit of the parties and their respective successors and assigns, but this Agreement may not be assigned by either Party without the prior written consent of the other party.

          11.  CONFIDENTIALITY.  No party shall disclose or use in competition
               ---------------
the contents of this Agreement, nor any confidential or proprietary information or trade secrets communicated to it by the other party, whether before or during the performance of this Agreement, or of which it otherwise becomes aware, without obtaining the prior written consent oi the other party. All such information shall be deemed confidential and proprietary unless otherwise designated and agreed by the parties.

          12.  ENTIRE AGREEMENT.   This Agreement contains the entire agreement
               ----------------
of the Parties with respect to this transaction and supersedes all prior understandings and agreements of the parties with respect to the subject matter of this Agreement. This Agreement may be amended only by a writing specifically referring to this Agreement and executed by the parties. The undersigned represent that they have the authority to sign this Agreement.

          13.  CONSTRUCTION.  This Agreement has been prepared jointly by, and
               ------------
is the product of extensive negotiations between, the parties hereto, and, accordingly, shall not be interpreted more strictly against any one party.

          14.  WAIVER OF JURY TRIAL.  EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY
               --------------------
AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR ALL PARTIES ENTERING INTO THIS AGREEMENT.

          15.  COUNTERPARTS.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          16.  NON-WAIVER.  Any delay in or to failure to enforce at any time
               ----------
any provision of this Agreement, or to require at any time performance by the other party of any of the provisions hereof, shall in no way be construed to be a waiver of such provisions or to affect the validity of this Agreement, or any part thereof, or the right of either party thereafter to enforce each and every such provision in accordance with the terms of this Agreement. No waiver of any provision of this Agreement shall be effective unless in writing and signed by the party against whom such waiver is to be enforced.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                              HEALTH TRANS, INC.


                              By:
                                 -------------------------------------
                                      Martin Zilber, President


                              HEALTH TRANS, OF KENTUCKY, L.L.C.


                              By:
                                 -------------------------------------
                                      -----------------------------
                                      Authorized Representative

                                   EXHIBIT A

          (1) Develop and update a business plan.

          (2) Provide initial and update training and education to staff.

          (3) Provide assistance in the purchasing of equipment and insurance.

          (4) Provide customized accounts receivable, payroll and personnel management software systems.

          (5) Assist with permitting and licensing.

          (6) Provide marketing and sales support.

          (7) Provide standard proposal templates customized to fit client's need.

          (8) Assist in prospective client presentations.

          (9) Train sales staff for client presentations and accompany sales staff when necessary.

          (10) Provide patient and cost data for clients.

          (11) Accompany staff to meet with medical facility personnel to establish transportation system.

          (12) Complete order taking capability through phone, fax, or modem line.

          (13) Telephone access to client for all incoming service and information requests.

          (14) Routing and scheduling of all patient trips.

          (15) Radio dispatching services.

          (16) Reconciliation of accurate trip information.

          (17) Continuing support materials and training seminars to assist and update your operation.